Exhibit 99.2

FACTORS THAT MAY AFFECT FUTURE OPERATING RESULTS

Risks Related to our Business

We have never been profitable and we may not be able to generate revenues sufficient to achieve profitability.

We have not been profitable since inception, and it is possible that we will not achieve profitability. We incurred net losses on a consolidated basis of approximately $102.0 million for the nine months ended September 30, 2003 and $276.5 million for the year ended December 31, 2002. We expect to continue to incur significant operating and capital expenditures. As a result, we will need to generate significant revenues to achieve and maintain profitability. We cannot assure you that we will achieve significant revenues or that we will ever achieve profitability. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate or if operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operations and financial condition will be materially and adversely affected.

If we or our development partners fail to successfully develop our principal product candidates, we will be unable to commercialize the product candidates and our ability to become profitable will be adversely affected.

Our ability to achieve profitability will depend in large part on successful development and commercialization of our principal products under development. Failure to successfully commercialize our products and products under development may have a material adverse effect on our business. Before we commercialize any product candidate, we will need to successfully develop the product candidate by completing successful clinical trials, submit an NDA for the product candidate that is accepted by the FDA and receive FDA approval to market the candidate. If we fail to successfully develop a product candidate and/or the FDA delays or denies approval of any submitted NDA or any NDA that we submit in the future, then commercialization of our products under development may be delayed or terminated, which could have a material adverse effect on our business.

A number of problems may arise during the development of our product candidates:

•                                          results of clinical trials may not be consistent with preclinical study results;

•                                          results from later phases of clinical trials may not be consistent with the results from earlier phases;

•                                          results from clinical trials may not demonstrate that the product candidate is safe and efficacious;

•                                          we and/or our development partners may elect not to continue funding the development of our product candidates; and

•                                          funds may not be available for development of all of our product candidates.

The FDA is currently reviewing our NDA for ESTORRA brand eszopiclone. On November 12, 2003, we were notified by the FDA that it had extended the PDUFA date for the ESTORRA NDA by three months to February 29, 2004. We cannot be certain that the FDA will approve the ESTORRA NDA. In March 2002, the FDA issued a “not approvable” letter for our NDA for SOLTARA brand tecastemizole 15 mg and 30 mg capsules and on December 2, 2003, we announced that we had discontinued development of SOLTARA.

Our success significantly depends on our continued ability to develop and market new products. There can be no assurance that we will be able to develop and introduce new products in a timely manner or that new products, if developed, will achieve market acceptance. In addition, our growth is dependent on our continued ability to penetrate new markets where we have limited experience and competition is intense. There can be no assurance that the markets we serve will grow in the future, that our existing and new products will meet the requirements of these markets, that our products will achieve customer acceptance in these markets, that competitors will not force prices to an unacceptably low level or take market share from us, or that we can achieve or maintain profits in these markets.

If any third-party collaborator is not successful in development of our product candidates, we may not realize the potential commercial benefits of the arrangement and our results of operations could be adversely affected.

We have entered into a collaboration agreement with 3M Drug Delivery Systems Division for the scale-up and manufacturing of XOPENEX HFA MDI and we may enter into additional development collaboration agreements in the future. Under our agreement with 3M, 3M is responsible for manufacturing an MDI formulation of XOPENEX. We are responsible for conducting clinical trials using the 3M manufactured formulation. If the trials are successful, we would be responsible for submitting an NDA to the FDA for XOPENEX HFA MDI. If 3M is unable to manufacture a XOPENEX HFA MDI formulation, or our clinical trials are unsuccessful, we may be unable to proceed with the development of XOPENEX HFA MDI. If 3M, or any future development or commercialization collaborator, does not devote sufficient time and resources to its collaboration arrangement with us, breaches or terminates its agreement with us, fails to perform its obligation to us in a timely manner or is unsuccessful in its development and/or commercialization efforts, we may not realize the potential commercial benefits of the arrangement and our results of operations may be adversely affected. In addition, if regulatory approval of XOPENEX HFA MDI or any other product candidate under development by or in collaboration with a partner is delayed or limited, we may not realize, or may be delayed in realizing, the potential commercial benefits of the arrangement.

The royalties we receive under collaboration arrangements could be delayed, reduced or terminated if our collaboration partners terminate, or fail to perform their obligations under, their agreements with us, or if our collaboration partners are unsuccessful in their sales efforts.

We have entered into collaboration arrangements pursuant to which we license patents to pharmaceutical companies and our revenues under these collaboration arrangements consist primarily of royalties on sales of products. Payments and royalties under these arrangements depend in large part on the commercialization efforts of our collaboration partners in countries where we hold patents, including sales efforts and the maintenance and protection of patents, which we cannot control. If any of our collaboration partners does not devote sufficient time and resources to its collaboration arrangement with us or focuses its efforts in countries where we do not hold patents, we may not realize the potential commercial benefits of the arrangement, our revenues under these arrangements may be less than anticipated and our results of operations may be adversely affected. If any of our collaboration partners was to breach or terminate its agreement with us or fail to perform its obligations to us in a timely manner, the royalties we receive under the collaboration agreement could decrease or cease. Any failure or inability by us to perform, or any breach by us in our performance of, our obligations under a collaboration agreement could reduce or extinguish the royalties and benefits to which we are otherwise entitled under the agreement. Any delay or termination of this type could have a material adverse effect on our financial condition and results of operations because we may lose technology rights and milestone or royalty payments from collaboration partners and/or revenue from product sales, if any, could be delayed, reduced or terminated.

The approval of the sale of certain medications without a prescription may adversely affect our business.

In May 2001, an advisory panel to the FDA recommended that the FDA allow certain popular allergy medications to be sold without a prescription. In November 2002, the FDA approved CLARITIN®, an allergy medication, to be sold without a prescription. In the future, the FDA may also allow the sale of other allergy medications without a prescription. The sale of CLARITIN and/or, if allowed, the sale of other allergy medications without a prescription, may adversely affect our business because the market for prescription drugs, including ALLEGRA and CLARINEX, for which we receive royalties on sales, may be adversely affected.

We will be required to expend significant resources for research, development, testing and regulatory approval of our drugs under development and these drugs may not be developed successfully.

We develop and commercialize proprietary products for the primary care and specialty markets. Most of our drug candidates are still undergoing clinical trials or are in the early stages of development. Our drugs may not provide greater benefits or fewer side effects than other drugs used to treat the same condition and our research efforts may not lead to the discovery of new drugs with benefits over existing treatments or development of new therapies. All of our drugs under development will require significant additional research, development, preclinical and/or clinical testing, regulatory approval and a commitment of significant additional resources prior to their commercialization. Our potential products may not:

•                                          be developed successfully;

•                                          be proven safe and efficacious in clinical trials;

•                                          offer therapeutic or other improvements over comparable drugs;

•                                          meet applicable regulatory standards;

•                                          be approved for commercialization by the FDA;

•                                          be capable of being produced in commercial quantities at acceptable costs; or

•                                          be successfully marketed.

Sales of XOPENEX represent a majority of our revenues; if sales of XOPENEX do not continue to increase, we may not have sufficient revenues to achieve our business plan and our business will not be successful.

All of our revenues from product sales for the nine months ended September 30, 2003 and the year ended December 31, 2002 and substantially all of our product revenues for the years ended December 31, 2001 and December 31, 2000, resulted from sales of XOPENEX. If the FDA approves our ESTORRA NDA, which is currently under review, we do not expect to launch ESTORRA until mid-2004 at the earliest. On December 2, 2003, we announced that we had discontinued development of SOLTARA. Accordingly, we expect that sales of XOPENEX will represent all of our product sales and a majority of our total revenues through at least the end of 2003. We do not have long-term sales contracts with our customers and we rely on purchase orders for sales of XOPENEX. Reductions, delays or cancellations of orders for XOPENEX could adversely affect our operating results. If sales of XOPENEX do not continue to increase, we may not have sufficient revenues to achieve our business plan and our business will not be successful.

XOPENEX competes primarily against generic albuterol in the asthma market. XOPENEX is more expensive than generic albuterol. We must continue to demonstrate to physicians and other healthcare professionals that the benefits of XOPENEX justify the higher price. If XOPENEX does not continue to compete successfully against competitive products, our business will not be successful.

If we fail to adequately protect or enforce our intellectual property rights, then we could lose revenue under our collaborative agreements or lose sales to generic versions of our products.

Our success depends in part on our ability to obtain, maintain and enforce patents, and protect trade secrets. Our ability to commercialize any drug successfully will largely depend upon our ability to obtain and maintain patents of sufficient scope to prevent third parties from developing similar or competitive products. In the absence of patent and trade secret protection, competitors may adversely affect our business by independently developing and marketing substantially equivalent products and technology. It is also possible that we could incur substantial costs if we are required to initiate litigation against others to protect or enforce our intellectual property rights.

We have filed patent applications covering composition of, methods of making and methods of using, single-isomer or active-metabolite forms of various compounds for specific applications. Our revenues under collaboration agreements with pharmaceutical companies depend in part on the existence and scope of issued patents. We may not be issued patents based on patent applications already filed or that we file in the future and if patents are issued, they may be insufficient in scope to cover the products licensed under these collaboration agreements. We do not receive royalty revenue from sales of products licensed under collaboration agreements in countries where we do not have a patent for such products. The issuance of a patent in one country does not ensure the issuance of a patent in any other country. Furthermore, the patent position of companies in the pharmaceutical industry generally involves complex legal and factual questions, and recently has been the subject of much litigation. Legal standards relating to the scope and validity of patent claims are evolving. Any patents we have obtained, or obtain in the future, may be challenged, invalidated or circumvented. Moreover, the United States Patent and Trademark Office, which we refer to as the PTO, may commence interference proceedings involving our patents or patent applications. Any challenge to, or invalidation or circumvention of, our patents or patent applications would be costly, would require significant time and attention of our management and could have a material adverse effect on our business.

We have five issued United States patents covering the approved therapeutic use of XOPENEX, expiring between January 2010 and August 2012. We have one other issued United States patent covering the marketed formulation of XOPENEX, expiring in March 2021. Each of these patents is listed in the FDA’s publication entitled “Approved Drug Products with Therapeutic Equivalence Evaluations,” commonly referred to as the Orange Book. Should a generic drug company submit an Abbreviated New Drug Application, or ANDA, to the FDA seeking approval of a generic version of XOPENEX, we would expect to enforce these patents against the generic drug company. However, the resulting patent litigation would involve complex legal and factual questions, and we may not be able to exclude a generic company, for the full term of our patents, from marketing a generic version of XOPENEX. Introduction of a generic copy of XOPENEX before the expiration of our patents could have a material adverse effect on our business.

If we face a claim of intellectual property infringement by a third party, then we could be liable for significant damages or be prevented from commercializing our products.

Our success depends in part on our ability to operate without infringing upon the proprietary rights of others. Third parties, typically drug companies, hold patents or patent applications covering compositions, methods of making and uses, covering the composition of matter for most of the drug candidates for which we have patents or patent applications. Third parties also hold patents relating to drug delivery technology that may be necessary for the development or commercialization of some of our drug candidates. In each of these cases, unless we have or obtain a license agreement, we generally may not commercialize the drug candidates until these third-party patents expire or are declared invalid or unenforceable by the courts. Licenses may not be available to us on acceptable terms, if at all. In addition, it would be costly for us to contest the validity of a third-party patent or defend any claim that we infringe a third-party patent. Moreover, litigation involving third-party patents may not be resolved in our favor. Such contests and litigation would be costly, would require significant time and attention of our management, could prevent us from commercializing our products, could require us to pay significant damages and could have a material adverse effect on our business.

If our products do not receive government approval, then we will not be able to commercialize them.

The FDA and similar foreign agencies must approve the marketing and sale of pharmaceutical products developed by us or our development partners. These agencies impose substantial requirements on the manufacture and marketing of drugs. Any unanticipated preclinical and clinical studies we are required to undertake could result in a significant increase in the funds we will require to advance our products to commercialization. In addition, the failure by us or our collaborative development partners to obtain regulatory approval on a timely basis, or at all, or the attempt by us or our collaborative development partners to receive regulatory approval to achieve labeling objectives, could prevent or adversely affect the timing of the commercial introduction of, or our ability to market and sell, our products. In March 2002, we were informed by the FDA that it issued a “not approvable” letter for our NDA for SOLTARA brand tecastemizole capsules. On December 2, 2003, we announced that we had discontinued development of SOLTARA.

In January 2003, we submitted an NDA to the FDA for ESTORRA brand eszopiclone and, in April 2003, the FDA notified us that it had accepted the NDA for filing. The FDA is currently reviewing our ESTORRA NDA. Prior to submission to the FDA of our NDA for ESTORRA, the FDA raised issues regarding completeness of the NDA. In response to these issues, prior to submitting the NDA, we completed additional preclinical studies, including carcinogenicity studies.  We also conducted a 24-month toxicology assessment of ESTORRA. We cannot assure you that we adequately responded to the FDA’s concerns or that the eszopiclone NDA will be approved.  On November 12, 2003, the FDA notified us that it had extended the PDUFA date for the ESTORRA NDA by three months to February 29, 2004. If the FDA delays or denies approval of our NDA for ESTORRA, or delays or denies acceptance or approval of any other NDA that we file in the future, then commercialization of ESTORRA or our other products under development may be delayed or terminated, which could have a material adverse effect on our business.

The regulatory process to obtain marketing approval requires clinical trials of a product to establish its safety and efficacy. Problems that may arise during clinical trials include:

•                                          results of clinical trials may not be consistent with preclinical study results;

•                                          results from later phases of clinical trials may not be consistent with the results from earlier phases; and

•                                          products may not be shown to be safe and efficacious.

Even if the FDA or similar foreign agencies grant us regulatory approval of a product, the approval may take longer than we anticipate and may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly post-marketing follow-up studies. Moreover, if we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

The development and commercialization of our product candidates could be delayed or terminated if we are unable to enter into collaboration agreements in the future or if any future collaboration agreement is subject to lengthy government review.

Development and commercialization of some of our product candidates may depend on our ability to enter into additional collaboration agreements with pharmaceutical companies to fund all or part of the costs of development and commercialization of these product candidates. We may not be able to enter into collaboration agreements and the terms of the collaboration agreements, if any, may not be favorable to us. The inability to enter into collaboration agreements could delay or preclude the development, manufacture and/or marketing of some of our drugs and could have a material adverse effect on our financial condition and results of operations because:

•                                          we may be required to expend additional funds to advance the drugs to commercialization;

•                                          revenue from product sales could be delayed; or

•                                          we may elect not to commercialize the drugs.

We are required to file a notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, for certain agreements containing exclusive license grants and to delay the effectiveness of any such exclusive license until the expiration or earlier termination of the notice and waiting period under the HSR Act. If the expiration or termination of the notice and waiting period under the HSR Act is delayed because of lengthy government review, or if the Federal Trade Commission or Department of Justice successfully challenges such a license, development and commercialization could be delayed or precluded and our business could be adversely affected.

We have limited sales and marketing experience and expect to incur significant expenses in developing a sales force. Our limited sales and marketing experience may restrict our success in commercializing our products.

We currently have limited marketing and sales experience. If we successfully develop and obtain regulatory approval for the products we are currently developing, we may license some of them to large pharmaceutical companies and market and sell through our direct sales forces or through other arrangements, including co-promotion arrangements. We have established a direct sales force to market XOPENEX. We also expect to rely primarily on a direct sales force to market ESTORRA, if it is approved by the FDA, which would require us to expand our sales force. If we enter into co-promotion arrangements or market and sell additional products directly, we will need to significantly expand our sales force. We have incurred significant expense in expanding our direct sales force and expect to incur additional expense as we further expand. With respect to products under development, including ESTORRA, we expect to incur significant costs in expanding our sales force before the products have been approved for marketing.

Our ability to realize significant revenues from direct marketing and sales activities depends on our ability to attract and retain qualified sales personnel in the pharmaceutical industry and competition for these persons is intense. If we are unable to attract and retain qualified sales personnel, we will not be able to successfully expand our marketing and direct sales force on a timely or cost effective basis. We may also need to enter into additional co-promotion arrangements with third parties where our own direct sales force is neither well situated nor large enough to achieve maximum penetration in the market. We may not be successful in entering into any co-promotion arrangements, and the terms of any co-promotion arrangements may not be favorable to us.

If we do not maintain current Good Manufacturing Practices, then the FDA could refuse to approve marketing applications.

We do not have the capability to manufacture in sufficient quantities all of the products that may be approved for sale, and developing and obtaining this capability will be time consuming and expensive. The FDA and other regulatory authorities require that our products be manufactured according to their Good Manufacturing Practices regulations. The failure by us, our collaborative development partners or third-party manufacturers to maintain current Good Manufacturing Practices compliance and/or our failure to scale up our manufacturing processes could lead to refusal by the FDA to approve marketing applications. Failure in either respect could also be the basis for action by the FDA to withdraw approvals previously granted and for other regulatory action.

Failure to increase our manufacturing capabilities may mean that even if we develop promising new products, we may not be able to produce them. We currently operate a manufacturing plant, which is compliant with current Good Manufacturing Practices, that we believe can produce commercial quantities of the active pharmaceutical ingredient for XOPENEX and support the production of our other product candidates in amounts needed for our clinical trials. However, we will not have the capability to manufacture in sufficient quantities all of the products that may be approved for sale. Accordingly, we will be required to spend money to expand our current manufacturing facility, build an additional manufacturing facility or contract the production of these drugs to third-party manufacturers.

Our reliance on a third-party manufacturer could adversely affect our ability to meet our customers’ demands.

Cardinal Health, Inc. (formerly known as Automatic Liquid Packaging, Inc.) is currently the sole finished goods manufacturer of our product, XOPENEX. If Cardinal Health experiences delays or difficulties in producing, packaging or delivering XOPENEX, we could be unable to meet our customers’ demands for XOPENEX, which could lead to customer dissatisfaction and damage to our reputation. Furthermore, if we are required to change manufacturers, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer could negatively affect our ability to produce XOPENEX in a timely manner or within budget.

If we or our collaboration partners fail to obtain an adequate level of reimbursement for our future products or services by third-party payors, there may be no commercially viable markets for our products or services.

The availability and amounts of reimbursement by governmental and other third-party payors affects the market for any pharmaceutical product or service. These third-party payors continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for medical products and services. In certain foreign countries, including the countries of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. We may not be able to sell our products profitably if reimbursement is unavailable or limited in scope or amount.

In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the healthcare system. The potential effect on our business of these changes is not yet clear. Further regulatory and legislative proposals are likely. The recent changes, and the potential for adoption of the additional proposals, may affect our ability to raise capital, obtain additional collaboration partners and market our products. We expect to experience pricing pressure for our existing products and any future products for which marketing approval is obtained due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative proposals.

We could be exposed to significant liability claims that could prevent or interfere with our product commercialization efforts.

We may be subjected to product liability claims that arise through the testing, manufacturing, marketing and sale of human health care products. These claims could expose us to significant liabilities that could prevent or interfere with our product commercialization efforts. Product liability claims could require us to spend significant time and money in litigation or to pay significant damages. Although we maintain product liability insurance coverage for both the clinical trials and commercialization of our products, it is possible that we will not be able to obtain further product liability insurance on acceptable terms, if at all, and that our insurance coverage may not provide adequate coverage against all potential claims.

We have significant long-term debt and we may not be able to make interest or principal payments when due.

As of September 30, 2003, our total long-term debt (excluding current portion) was approximately $870.7 million and our stockholders’ equity (deficit) was ($477.7) million. Neither the 5% convertible subordinated debentures due 2007 nor the 5.75% convertible subordinated notes due 2006 restrict our ability or our subsidiaries’ ability to incur additional indebtedness.  In addition, we intend to issue at least $600 million and up to approximately $750 million of 0% Convertible Senior Subordinated Notes pursuant to Rule 144A.  We expect that the 0% notes will be remarketed under Rule 144A. Our ability to satisfy our obligations will depend upon our future performance, which is subject to many factors, including factors beyond our control. The conversion price for the 5% debentures is $92.38 and the conversion price for the 5.75% notes, all of which 5.75% notes we intend to redeem with the proceeds of this offering, is $60.00. The current market price for shares of our common stock is significantly below the conversion price of our convertible subordinated debt. If the market price for our common stock does not exceed the conversion price, the holders of our outstanding convertible debt may not convert their securities into common stock.

Historically, we have had negative cash flow from operations. For the nine months ended September 30, 2003, net cash used in operating activities was approximately $96.2 million. Our annual debt service through 2006, assuming no additional 5% debentures are converted, redeemed, repurchased or exchanged and all of our 5.75% notes are redeemed in January 2004, is approximately $22.0 million. Unless we are able to generate sufficient operating cash flow to service our outstanding debt, we would be required to raise additional funds or default on our obligations under the debentures and notes.  If we are not able to commercialize ESTORRA, it is likely that our business would be materially and adversely affected and that we would be required to raise additional funds in order to repay our outstanding convertible debt. In addition, if we are not able to commercialize XOPENEX MDI, we may be required to raise additional funds. There can be no assurance that, if required, we would be able to raise the additional funds on favorable terms, if at all.

Our exchanges of debt into shares of common stock would result in additional dilution.

Our 5% debentures and 5.75% notes are currently trading at discounts to their respective face amounts. Accordingly, in order to reduce future cash interest payments, as well as future payments due at maturity, we intend to redeem all of the outstanding 5.75% notes with the proceeds of a 0% Convertible Senior Subordinated Notes issuance which we expect and, we may, from time to time, depending on market conditions, repurchase additional outstanding convertible debt for cash; exchange debt for shares of Sepracor common stock, warrants, preferred stock, debt or other consideration; or a combination of any of the foregoing. If we exchange shares of our capital stock, or securities convertible into or exercisable for our capital stock, for outstanding convertible debt or use the proceeds from the issuance of convertible debt to fund the redemption of outstanding convertible debt with a higher conversion ratio, the number of shares that we might issue as a result of such exchanges would significantly exceed the number of shares originally issuable upon conversion of such debt and, accordingly, such exchanges would result in material dilution to holders of our common stock. We cannot assure you that we will repurchase or exchange any additional outstanding convertible debt.

If the estimates we make, and the assumptions on which we rely, in preparing our financial statements prove inaccurate, our actual results may vary from these reflected in our projections and accruals.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenues and expenses, the amounts of charges accrued by us and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. There can be no assurance, however, that our estimates, or the assumptions underlying them, will be correct. For example, our royalty revenue is recognized based upon our estimates of our collaboration partners’ sales during the period and, if these sales estimates are greater than the actual sales that occur during the period, our net income would be reduced. This, in turn, could adversely affect our stock price.

If sufficient funds to finance our business are not available to us when needed or on acceptable terms, then we may be required to delay, scale back, eliminate or alter our strategy for our programs.

We may require additional funds for our research and product development programs, operating expenses, repayment of debt, the pursuit of regulatory approvals, license or acquisition opportunities and the expansion of our production, sales and marketing capabilities. Historically, we have satisfied our funding needs through collaboration arrangements with corporate partners and equity and debt financings. These funding sources may not be available to us when needed in the future, and, if available, they may not be on terms acceptable to us. Insufficient funds could require us to delay, scale back or eliminate certain of our research and product development programs or to enter into license agreements with third parties to commercialize products or technologies that we would otherwise develop or commercialize ourselves. Our cash requirements may vary materially from those now planned because of factors including:

•                                          patent developments;

•                                          licensing or acquisition opportunities;

•                                          relationships with collaboration partners;

•                                          the FDA regulatory process;

•                                          our capital requirements; and

•                                          selling, marketing and manufacturing expenses in connection with commercialization of products.

We expect to face intense competition and our competitors have greater resources and capabilities than we have.

Developments by others may render our products or technologies obsolete or noncompetitive. We expect to encounter intense competition in the sale of our current and future products. If we are unable to compete effectively, our financial condition and results of operations could be materially adversely affected because we may use our financial resources to seek to differentiate ourselves from our competition and because we may not achieve our product revenue objectives. Many of our competitors and potential competitors, which include pharmaceutical companies, biotechnology firms, universities and other research institutions, have substantially greater resources, manufacturing and marketing capabilities, research and development staff and production facilities than we have. The fields in which we compete are subject to rapid and substantial technological change. Our competitors may be able to respond more quickly to new or emerging technologies or to devote greater resources to the development, manufacture and marketing of new products and/or technologies than we can. As a result, any products and/or technologies that we develop may become obsolete or noncompetitive before we can recover expenses incurred in connection with their development.

Generally, our principal competitors are generic drug companies that seek to market the racemic mixture of a compound following expiration of the innovator’s composition-of-matter patent and pharmaceutical companies that develop new therapies to treat the disease indications that we are targeting. We expect that these companies will seek to compete against our products with lower pricing, which could adversely affect the prices we charge.

In the asthma market, XOPENEX faces competition from generic albuterol. Albuterol has existed for many years, is well established and sells at prices substantially less than XOPENEX. To continue to be successful in the marketing of XOPENEX, we must continue to demonstrate that the efficacy and safety features of the drug outweigh its higher cost. In the sleep disorder market, if ESTORRA brand eszopiclone is approved, we will face intense competition from established products, such as AMBIEN® and SONATA®. There are also other potentially competitive therapies that are in late-stage clinical development for the treatment of insomnia.

Several class action lawsuits have been filed against us which may result in litigation that is costly to defend and the outcome of which is uncertain and may harm our business.

We and several of our current and former officers and a current director are named as defendants in several purported class action complaints which have been filed allegedly on behalf of certain persons who purchased our common stock and/or debt securities during different time periods, beginning on various dates, the earliest being May 17, 1999, and all ending on March 6, 2002. These complaints allege violations of the Exchange Act and the rules and regulations promulgated thereunder by the Securities and Exchange Commission. Primarily they allege that the defendants made certain materially false and misleading statements relating to the testing, safety and likelihood of FDA approval of SOLTARA. On April 11, 2003, two consolidated amended complaints were filed, one on behalf of the purchasers of our common stock and the other on behalf the purchasers of our debt securities. These consolidated amended complaints reiterate the allegations contained in the previously filed complaints and define the alleged class periods as May 17, 1999 through March 6,

2002. We filed a motion to dismiss both consolidated amended complaints on May 27, 2003, and plaintiffs opposed the motion. The court heard the matter on November 24, 2003, and has not yet ruled on the motion.

We can provide no assurance as to the outcome of these lawsuits. Any conclusion of these matters in a manner adverse to us would have a material adverse effect on our financial position and results of operations. In addition, the costs to us of defending any litigation or other proceeding, even if resolved in our favor, could be substantial. Such litigation could also substantially divert the attention of our management and our resources in general. Uncertainties resulting from the initiation and continuation of any litigation or other proceedings could harm our ability to compete in the marketplace.

Fluctuations in the demand for products, the success and timing of collaboration arrangements and regulatory approval, any termination of development efforts, expenses and the results of operations of our subsidiaries will cause fluctuations in our quarterly operating results, which could cause volatility in our stock price.

Our quarterly operating results are likely to fluctuate significantly, which could cause our stock price to be volatile. These fluctuations will depend on factors, which include:

•                                          the results of clinical trials with respect to products under development;

•                                          the success and timing of regulatory filings and approvals for products developed by us or our collaboration partners or for collaborative agreements;

•                                          the success and timing of collaboration agreements for development of our pharmaceutical candidates and development costs for those pharmaceuticals;

•                                          the termination of development efforts of any product under development or any collaboration agreement;

•                                          the timing of receipt of upfront, milestone or royalty payments under collaboration agreements;

•                                          the timing of product sales and market penetration;

•                                          the timing of operating expenses, including selling and marketing expenses and the costs of expanding and maintaining a direct sales force; and

•                                          the timing of expenses we may incur with respect to any license or acquisitions of products or technologies.

The Securities and Exchange Commission is conducting an inquiry into the trading of Sepracor securities which could divert the attention of our management and our resources generally.

The Securities and Exchange Commission is conducting an inquiry into the trading in the securities of Sepracor, including trading by officers and employees during the period from January 1, 1998 through December 31, 2001. Uncertainties resulting from this inquiry could substantially divert the attention of our management and our resources in general. We can provide no assurance as to the outcome of this inquiry. Any conclusion of these matters in a manner adverse to us or our officers or employees could harm our ability to compete in the marketplace and have a material adverse effect on our business. In addition, the costs to us to respond to the inquiry, even if the outcome is favorable, could be substantial. Such inquiry could also substantially divert the attention of our management and our resources in general.

If we are unable to comply with the continued listing requirements of the NASDAQ National Market, our common stock could be delisted from the NASDAQ National Market.

Our common stock trades on the NASDAQ National Market. In order to continue trading on the NASDAQ National Market, we must satisfy the continued listing requirements for that market.  While we are presently in compliance with NASDAQ’s  new Continued Listing Standard 2, we may not be able to maintain compliance.

Under new Continued Listing Standard 2, a company must have, among other requirements, either $50 million in market value of listed securities or $50 million in total assets and $50 million in total revenue.  We currently meet both of these alternative listing requirements.  However, if the market value of our listed securities falls to below $50 million, and either our total assets or total revenue falls below $50 million, for a period of ten consecutive business days, we will have 31 calendar days to achieve compliance.  Compliance will be achieved by meeting the applicable standard for a minimum of 10 consecutive business days during the 30 day compliance period.  If we fail to comply with this or the other applicable continued listing requirements, our common stock may be delisted from the NASDAQ National Market.

A delisting of our common stock from the NASDAQ National Market would materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock.  In addition, any such delisting would materially adversely affect our ability to raise capital through alternative financing sources on terms acceptable to us, or at all.

The price of our common stock historically has been volatile, which may make it difficult to resell any of our outstanding convertible indebtedness or the common stock issuable upon conversion of our convertible indebtedness.

Subject to certain conditions, our outstanding convertible indebtedness will be convertible into shares of our common stock. The market price of our common stock, like that of the common stock of many other pharmaceutical and biotechnology companies, may be highly volatile. In addition, the stock market has experienced extreme price and volume fluctuations. This volatility has significantly affected the market prices of securities of many pharmaceutical and biotechnology companies for reasons frequently unrelated to or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock. Prices for our common stock will be determined in the market place and may be influenced by many factors, including variations in our financial results and investors’ perceptions of us, changes in recommendations by securities analysts as well as their perceptions of general economic, industry and market conditions.

In addition, the price of our common stock could be affected by possible sales of our common stock by investors who view the 0% Convertible Senior Subordinated Notes that we intend to issue in a private placement transaction as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may develop involving our common stock.

The call spread transactions may affect the value of our common stock.

We expect to issue $200 million of 0% Convertible Senior Subordinated Notes due in 2008 and an additional $400 million of additional 0% Convertible Senior Subordinated Notes due in 2010.  We may also issue up to an additional $50 million of 0% notes due in 2008 and $100 million of additional notes due in 2010 upon the exercise of an option we expect to grant to the initial purchasers of our 0% Convertible Senior Subordinated Notes.  We intend to enter into call spread transactions with certain institutions to mitigate against potential dilution from conversion of the initial $600 million 0% Convertible Senior Subordinated Notes that we expect to issue. The call spread transactions are not intended to eliminate all, and may not eliminate a material amount, of such dilution risk. If entered into, the call spread transactions will expire within two years of the issuance of the 0% Convertible Senior Subordinated Notes and will not protect us from the effects of market appreciation of our stock after that time. In connection with these transactions we expect to expend $94.8 million to pay the premium on the call spread transactions. In addition, if the initial purchasers exercise in full their option to purchase additional notes we intend to enter into additional call spread transactions to mitigate against potential dilution from conversion of the additional notes. We may not to able to enter into additional call spread transactions on terms acceptable to us or at all. As a hedge against their obligations to deliver shares under the call spread transactions, these institutions will purchase up to eight million shares of our common stock in secondary market transactions concurrently with, prior to, and possibly following the pricing of the 0% Convertible Senior Subordinated Notes. The purchase of our common stock may have the effect of increasing the price of our common stock prior to, and possibly following, the pricing of the 0% Convertible Senior Subordinated Notes. The institutional counterparties to our spread transactions are likely to modify their hedge positions throughout the life of the 0% Convertible Senior Subordinated Notes by purchasing and selling shares of our common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of our common stock, or they may cause a decrease in the market price of our common stock. Furthermore, these activities may increase or decrease the volatility of our common stock. In addition, if the market price of our common stock or our financial condition at the time we may exercise our options under the call spread transactions do not warrant our exercising these options, the institutional counterparties to our call spread transactions can be expected to reduce or eliminate their hedge positions, which activity could adversely effect the value of our common stock.

Conversion of our outstanding convertible debt will dilute the ownership interest of existing stockholders.

The conversion of some or all of our outstanding convertible debt will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. While we expect to enter into call spread transactions to mitigate against the potential dilution related to conversion of the proposed issuance of our 0% Convertible Senior Subordinated Notes, the call spread transactions are not intended to eliminate all, and may not eliminate a material amount, of such dilution risk. The call spread transactions are also expected to expire within two years of the issuance of the 0% Convertible Senior Subordinated Notes and will not protect us from the effects of market appreciation of our common stock after that time. In addition, the existence of our outstanding convertible debt may encourage short selling by market participants because the conversion of such debt could depress the price of our common stock.

We have various mechanisms in place to discourage takeover attempts, which may reduce or eliminate our stockholders’ ability to sell their shares for a premium in a change of control transaction.

Various provisions of our certificate of incorporation and by-laws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of our company by a third party that is opposed by our management and board of directors. Public stockholders who might desire to participate in such a transaction may not have the opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change of control or change in our management and board of directors. These provisions include:

•                                          preferred stock that could be issued by our board of directors to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of our outstanding voting stock;

•                                          classification of our directors into three classes with respect to the time for which they hold office;

•                                          non-cumulative voting for directors;

•                                          control by our board of directors of the size of our board of directors;

•                                          limitations on the ability of stockholders to call special meetings of stockholders;

•                                          inability of our stockholders to take any action by written consent; and

•                                          advance notice requirements for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by our stockholders at stockholder meetings.

In addition, in June 2002, our board of directors adopted a shareholder rights plan, the provisions of which could make it more difficult for a potential acquirer of Sepracor to consummate an acquisition transaction.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering memorandum contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, operations and financial condition, including statements with respect to the expected timing of completion of phases of our drugs under development, the safety, efficacy and potential benefits of our products under development, expectations with respect to development and commercialization of our product candidates, the timing and success of the submission, acceptance and approval of regulatory filings, the scope of patent protection with respect to these product candidates and our products and information with respect to the other plans and strategies for our business and the business of our subsidiaries. All statements other than statements of historical facts included in this offering memorandum regarding our strategy, future operations, timetables for product testing, regulatory approvals and commercializations, financial position, costs, prospects, plans and objectives of management are forward-looking statements. When used in this offering memorandum the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this offering memorandum.

You should read these forward-looking statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information. You should be aware that the occurrence of any of the events described under “Risk Factors” and elsewhere in this offering memorandum could substantially harm our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline.

We cannot guarantee any future results, levels of activity, performance or achievements. The forward-looking statements contained in this offering memorandum represent our expectations as of the date of this offering memorandum and should not be relied upon as representing our expectations as of any other date. Subsequent events and developments will cause our expectations to change. However, while we may elect to update these forward-looking statements, we specifically disclaim any obligation to do so, even if our expectations change.